UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023 (March 16, 2023)

Payoneer Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 W 30th St New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A

____________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

 On March 16, 2023, Heather Tookes provided Payoneer Global Inc. (the “Company”) with notice of her decision to resign as a director of the Board of Directors (the “Board”) of the Company, effective March 17, 2023 (the “Effective Date”). Ms. Tookes also resigned as a member of the Board’s Audit Committee and Compensation Committee, effective as of the Effective Date. Ms. Tookes advised the Company that her decision did not result from any disagreement with the Company, its management, the Board or any committee of the Board.

(d)

On March 17, 2023, Sharda Caro del Castillo was appointed to serve as a director of the Board, effective as of the Effective Date, to fill the vacancy created by the departure of Ms. Tookes. Ms. Caro del Castillo will serve as a Class III directors with a term expiring at the Company’s 2024 Annual Meeting of Stockholders, and was appointed to the Board’s Compensation Committee and Risk Committee, effective as of the Effective Date.

Ms. Caro del Castillo entered into the Company’s standard form of indemnification agreement, which was incorporated by reference as Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2023.

In connection with her appointment to the Board, Ms. Caro del Castillo received, on the day of her appointment, an initial appointment equity grant of restricted stock in an amount equal to $300,000, that settle into shares of common stock of the Company, one-third of which vest on the first anniversary after the date of grant, and the remainder vests in one-third annual installments, pursuant to the Company’s Non-Employee Director Compensation Plan, in which she will participate, which was incorporated by reference as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2023.

There are no arrangements or understandings between Ms. Caro del Castillo and any other person pursuant to which she was elected as a director of the Company and the Company has not entered into any transactions with Ms. Caro del Castillo that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On March 21, 2023, the Company issued a press release announcing Ms. Tookes resignation and the appointment of Ms. Caro del Castillo which is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No

Exhibit 99.1	Press Release issued by Payoneer Global Inc., dated March 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

March 21, 2023	By:	/s/ John Caplan
Name: John Caplan
Title: Chief Executive Officer